UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IOWA RENEWABLE ENERGY, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF MEMBERS TO BE HELD ON SATURDAY MAY 7, 2011
To our members:
The 2011 annual meeting of members (the “2011 Annual Meeting”) of Iowa Renewable Energy, LLC (the “Company” or “IRE”) will be held on Saturday, May 7, 2011 at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa. Registration for the meeting will begin at 12:00 p.m. The 2011 Annual Meeting will commence at approximately 1:00 p.m. The purposes of the meeting are to: (1) Elect two (2) Group I Directors to our Board of Directors; (2) Member approval to the appointment of Larry Rippey to complete a Group II director term until the 2012 Annual Meeting; (3) Member approval to the appointment of Steven Powell to complete a Group III director term until the 2013 Annual Meeting; and (4) Transact such other business as may properly come before the 2011 Annual Meeting or any adjournments thereof.
•
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

•	The proxy statement, proxy card and annual report to Members are available at www.irebiodiesel.com under the tab “SEC Compliance”;

•	The Company will send out a notice and a proxy card for the 2011 Annual Meeting on approximately March 26, 2011; and

•
If you want to receive a paper or e-mail copy of the proxy statement and annual report, you must request one. There is no charge to you for requesting a copy of the proxy statement and annual report. Please make your request for a copy by calling Bill Pim at (319) 653-2890 or emailing bpim@irebiodiesel.com. Proxy statements and annual reports may be requested from the Company up to one (1) year after the 2011 Annual Meeting or May 9, 2012.

If you have questions regarding the information in the proxy statement or completion of the enclosed proxy card, or if you need directions to attend the meeting and vote in person, please call Michael Bohannan at (319) 461-3327 or Bill Pim at (319) 461-4007 or email bpim@irebiodiesel.com.
Only members listed on the Company’s records at the close of business on January 31, 2011 are entitled to notice of the Annual Meeting and to vote at the 2011 Annual Meeting and any adjournments thereof. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m., on May 6, 2011.
All members are cordially invited to attend the 2011 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at (319) 653-3330 or mail it to us using the enclosed envelope.
By order of the Board of Directors,
Michael Bohannan
Chairman of the Board
Washington, Iowa
January 31, 2011

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Iowa Renewable Energy, LLC
1701 East 7th Street
P.O. Box 2
Washington, Iowa 52353

Proxy Statement
Annual Meeting of Members
Saturday May 7, 2011
1:00 p.m.

The proxy is solicited by the Board of Directors of Iowa Renewable Energy, LLC (the “Company,” “Iowa Renewable Energy” or “IRE”) for use at the 2011 annual meeting of members of the Company to be held on Saturday, May 7, 2011 (the “2011 Annual Meeting”), and at any adjournment thereof. The 2011 Annual Meeting will be held at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa. Registration for the meeting will begin at 12:00 p.m. The Annual Meeting will commence at approximately 1:00 p.m. This solicitation is being made by posting on the Company’s website (www.iowarenewableenergy.com), under the tab “SEC Compliance,” the proxy statement and annual report. However, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile, e-mail or letter. Distribution of this proxy statement via access on the Company’s website (www.iowarenewableenergy.com) under the tab “SEC Compliance,” is scheduled to begin on or about March 16, 2011 and delivery of the proxy card via U.S. Mail is scheduled to begin on or about March 26, 2011.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	Why did I receive this proxy statement?

A:
The Board of Directors is soliciting your proxy vote at the 2011 Annual Meeting because you were a member of the Company at the close of business on January 31, 2011, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2011 Annual Meeting?

A:
The 2011 Annual Meeting will be held at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa. Registration for the meeting will begin at 12:00 p.m. The Annual Meeting will commence at approximately 1:00 p.m. on Saturday, May 7, 2011.

Q:	What am I voting on?

A:	You are voting on three proposals:
Proposal 1: Election of two (2) Group I Directors. The nominees recommended by the Board of Directors are John Heisdorffer and Edwin Hershberger. The deadline for a member nomination was March 8, 2011.
Proposal 2: Member approval that Larry Rippey complete the vacant Group II director term through the 2012 Annual Meeting.
Proposal 3: Member approval that Steven Powell complete the vacant Group III director term through the 2013 Annual Meeting.

Q:	How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on January 31, 2011.

Q:	Do I have dissenters’ rights?

A:
Pursuant to section 6.15 of our Operating Agreement, members do not have any dissenters’ rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company. Pursuant to our Operating Agreement, these rights are not available to you.

Q:	What are the voting requirement for the proposals?

A:	Proposal 1: In the election of Directors, the two persons in Group I receiving the greatest number of votes will be elected.
Proposals 2 and 3: In the event the Directors appoint a new Director or Directors to fill the vacancy or vacancies of a Director for the remainder of such term, such appointment is required to be approved by affirmative vote of a majority of the Membership Voting Interest represented at the next annual meeting (the 2011 Annual Meeting in this case).
Q:	How many membership units are issued and outstanding?

A:	At the close of business on January 31, 2011, there were 26,331 outstanding membership units, meaning that there can be a total of 26,331 votes on any matter.

Q:	What is the effect of an abstention?

A:	Abstentions will be counted when determining whether a quorum is present. Abstentions will be handled differently on each proposal, as follows:
Proposal 1: Abstentions for Director elections will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that the two nominees receiving the most votes will be elected.
Proposal 2 & 3: Abstentions for approval of Director appointments will have the same effect as a vote AGAINST approving a Director appointment, because a Director appointment must be approved by a majority of the Membership Voting Interest represented at the 2011 Annual Meeting.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2011 Annual Meeting either in person or by proxy. You may vote using either of the following methods:
•
Proxy Card. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2011 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2011 Annual Meeting in accordance with the member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and return it by mail in the enclosed envelope or by fax to the Company at (319) 653-3330. In order for your vote to count, the Company must receive it by 5:00 p.m. on May 6, 2011.

•	In person at the 2011 Annual Meeting. All members of record as of January 31, 2011 may vote in person at the 2011 Annual Meeting.
Q:	What can I do if I change my mind after I vote my units?

A:	You may revoke your proxy by:
•	Voting in person at the 2011 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by Michael Bohannan, Chairman of the Company’s Board of Directors, at the Company’s offices at 1701 East 7th Street, P.O. Box 2, Washington, Iowa 52353 by 5:00 p.m. on May 6, 2011; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Richard Gallagher, at the commencement of the 2011 Annual Meeting.
Q:	What happens if I mark too few boxes on the proxy card?

A:
Proposal 1: If you do not mark any choices for the election of Group I Directors on the proxy card, then your votes will be deemed a vote FOR those nominees recommended for election by the Board of Directors. If you mark contradicting choices on the votes for the election of Directors (such as voting both “for” and “against” election of a Director), then your vote will be deemed a vote AGAINST the election of the Director. If you mark only one (1) choice for Group I Directors, the proxies will vote your units ONLY for the person you mark as your choice.

Proposals 1 & 2: If you do not mark either “for” or “against” for the approval of either of the Directors that have been appointed, then your votes will be deemed a vote FOR approval of the respective appointed director, as recommend by the Board of Directors. If you mark contradicting choices on the votes for either of the appointed Directors that are being approved (such as voting both “for” and “against” the approval of a Director), then your vote will be deemed a vote AGAINST the approval of the respective Director.
Regardless of whether you mark too few boxes on your proxy card, if you submit a proxy card, your units will be included in the determination of whether a quorum is present at the 2011 Annual Meeting, even if you abstain from voting. If you do not submit a proxy card or attend the 2011 Annual Meeting, your units will not be counted as present at the 2011 Annual Meeting for purposes of determining whether a quorum is present.
Q:	Who can attend the 2011 Annual Meeting?

A:	All members as of the close of business on January 31, 2011 may attend the 2011 Annual Meeting.

Q:	What is the Record date for the 2011 Annual Meeting?

A:	January 31, 2011.

Q:	Who will count the votes?

A:
All votes will be tabulated by the inspector of election appointed for the 2011 Annual Meeting, which is J. William Pim, the company’s Plant Manager / Chief Financial Officer / Chief Operating Officer. The inspector of election will separately tabulate affirmative and negative votes and abstentions.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of persons holding 25% of the issued and outstanding units is required to constitute a quorum. Because on January 31, 2011 the Company had 26,331 issued and outstanding membership units, the presence of 6,583 membership units will constitute a quorum. If you submit a proxy or attend the meeting in person, then you will be considered part of the quorum.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of printing and mailing the proxy solicitation materials and supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees. In addition, the cost will include the reasonable expenses for completing the mailing of such material to such beneficial owners.

Q:	How do I nominate a candidate for election as a Director at next year’s Annual Meeting?

A:
The Group II Directors will stand for election at the 2012 Annual Meeting. Nominations for Director seats are made by the Board of Directors. In addition, a member may nominate a candidate for Director by following the procedures explained in this proxy statement on page 13 and Section 5.3 of the Operating Agreement. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Iowa Renewable Energy at least 60 days, but no more than 90 days, prior to the 2012 annual meeting, which would be approximately February 7, 2012 to March 8, 2012 (assuming a similar meeting date for our 2012 annual meeting).

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company’s members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals for the 2012 Annual Member Meeting are explained in the proxy statement on page 13. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PROPOSALS TO BE VOTED UPON
PROPOSAL 1
Election of Directors
The Company currently has seven (7) Directors. Group III Directors were elected at the 2010 Annual Meeting of the Members on March 27, 2010. Pursuant to the Operating Agreement, the Board of Directors divided the board seats into three (3) classes, Group I, Group II, and Group III which serve staggered terms. Since the 2008 Annual Meeting of the Members, the members vote for one group of Directors, and each group of Directors serve three-year terms. The terms of the Group I Directors will expire at the May 7, 2011 member meeting. The Board of Directors has nominated the following persons for election as Group I Directors at the May 7, 2011 election: John Hesidorffer and Edwin Hershberger. We have not received any member nominations, and the deadline for members to make director nominations for the 2011 Annual Meting passed on March 8, 2011.
All of the nominees are incumbent Directors. All nominees have indicated their willingness to serve as Directors if elected. The two (2) nominees receiving the highest vote totals will be elected as the Group I Directors of the Company at the 2011 Annual Meeting on May 7, 2011, provided a quorum is present. Upon the election of the two (2) Group I Directors, the Company would continue to have seven (7) Directors serving on its Board of Directors.
Required Vote and Board Recommendation
Pursuant to the Operating Agreement, the two persons in Group I receiving the greatest number of votes will be elected.
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF JOHN HEISDORFFER AND EDWIN HERSHBERGER
PROPOSAL 2
Approval of Director Appointment
On May 18, 2010, the Company’s Board of Directors appointed Larry W. Rippey as a Director. Mr. Rippey was appointed by the Board of Directors pursuant to Section 5.3(b) of the our Second Amended and Restated Operating Agreement (the “Operating Agreement”) which provides that “[w]henever a vacancy or vacancies occurs on the Board of Directors resulting in the total number of Directors dropping below the minimum required in Section 5.2 hereof, a majority of the remaining Directors shall appoint a new Director or Directors to fill the vacancy or vacancies for the remainder of such term, subject to approval of such appointment or appointments by the affirmative vote of a Majority of the Membership Voting Interest represented at the next Annual Meeting of the Members.” Three vacancies resulted from the Company’s 2010 Annual Meeting of the Members, because the Members voted at such meeting to remove Warren Bush, Bill Horan and Denny Mauser from the Board of Directors.
As a result, the Board of Directors was left with only six Directors, and the minimum number set in the Company’s Operating Agreement is seven Directors. Therefore, Mr. Rippey’s appointment is being presented for approval by the Members at the 2011 Annul Meeting of the Members. Mr. Rippey was appointed to fill the vacancy from the director whose term would have expired at our 2012 annual member meeting. Therefore, if Mr. Rippey’s appointment is approved, his term will expire and he will be up for election at our 2012 annual member meeting. If Mr. Rippey does not receive the requisite number of votes to have his appointment approved, another Director will be appointed by the Board of Directors to fill the vacancy until the 2012 annual meeting of the members.
Required Vote and Board Recommendation
Pursuant to the Operating Agreement, if a majority of the votes cast at the 2011 Annual Meeting approve the appointment of Larry Rippey, his appointment will be approved.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTED DIRECTOR LARRY RIPPEY

PROPOSAL 3
Approval of Director Appointment
On July 15, 2010, the Company’s Board of Directors appointed J. William Pim as the Plant Manager / Chief Financial Officer / Chief Operations Officer of the Company and Mr. Pim thus resigned from his position on the audit committee. Mr. Pim served on the Board of Directors of the Company at the time, and it was anticipated that he would resign from the Board of Directors and serve exclusively in the Plant Manager / Chief Financial Officer / Chief Operations Officer capacity when a suitable director replacement was found. In such a case, the number of Directors would drop below the minimum required in the Company’s Operating Agreement, and the Operating Agreement would require a majority of the remaining Directors to appoint a new Director to fill the vacancy for the remainder of Mr. Pim’s term. On October 19, 2010, the Company’s Board of Directors accepted J. William Pim’s resignation from the Board of Directors, and Steven Powell was appointed by the Board of Directors to serve the remaining portion of Mr. Pim’s term, subject to approval of the members at the next annual member meeting.
Mr. Pim’s term would have expired at the 2013 annual member meeting, thus if Mr. Powell’s appointment is approved, his term will expire at this time as well. If Mr. Powell does not receive the requisite number of votes to have his appointment approved, another Director will be appointed by the Board of Directors to fill the vacancy until the 2013 annual meeting of the members and such new appointment would have to be approved by the members at the 2012 annual member meeting.
Required Vote and Board Recommendation
Pursuant to the Operating Agreement, if a majority of the votes cast at the 2011 Annual Meeting approve the appointment of Steven Powell, his appointment will be approved.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTED DIRECTOR STEVEN POWELL
Information about Nominees and Appointed Directors
The following table contains certain information with respect to persons nominated for election or up for appointment approval at the 2011 Annual Meeting of Members:

Name and Principal		Year First Became A
Occupation	Age	Director	Term Expires
John Heisdorffer	59	2005	2011
Edwin Hershberger	70	2005	2011
Larry Rippey	55	2010	2012
Steven Powell	63	2010	2013
Biographical Information About Nominees and Appointed Directors
John Heisdorffer, Director — Age 59 Mr. Heisdorffer currently serves on the Board of Directors of Iowa Renewable Energy. Since 1971, Mr. Heisdorffer has owned and operated a 1,300 acre farming operation near Keota, Iowa. Mr. Heisdorffer previously served on the National Biodiesel Board from 1996-2004 as secretary, treasurer and technical chairman. He served on the Iowa Soybean Promotion Board for nine years and currently is a director for the Iowa Soybean Association. Mr. Heisdorffer has served as a Director since the Company’s inception. The Company has determined that Mr. Heisdorffer is qualified for service on the Board of Directors because of his experience owning and operating a large a farming operation along with his extensive experience with the National Biodiesel Board where he has served in many capacities and officer positions. Mr Heisdorffer is also extensively involved in international farming.
Edwin J. Hershberger, Director — Age 70 Mr. Hershberger currently serves on the Board of Directors of Iowa Renewable Energy. Since 1972, Mr. Hershberger has served as President of English River Pellets, Inc., a feed manufacturing and grain elevator with three locations and annual sales of $20 million. He also has served as the President of R & H Enterprises, Inc. and Ridgecrest Turkey Farm, Inc. since 1991. He also has served as a member of the Board of Directors for Iowa Turkey Growers cooperative since 1998. Mr. Hershberger has served as a Director since the Company’s inception. The Company has determined that Mr. Hershberger is qualified for service on the Board of Directors because of his experience owning an agri-based business and farming operation in a trade area that is important to the Company for hedging of feedstock and understanding the availability of various feedstock sources.

Larry Rippey, Director — Age 55 Mr. Rippey is a Certified Public Accountant with 31 years of public accounting experience. Since 1986, Mr. Rippey has served as a partner of Graf & Company, a certified public accounting and financial services firm in Fairfield, Iowa, serving over 2,000 clients in Iowa and Missouri. He is currently the principal owner of Graf & Company and employees two Certified Public Accountants, a registered securities advisor, and five bookkeepers and clerical support staff. He has a degree in accounting and is licensed to practice in Iowa, Missouri, and Texas. He is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants. Mr. Rippey’s public accounting experience includes income tax preparation, business and financial consulting, accounting and auditing for individuals and businesses, including retail, wholesale, manufacturing, service, nonprofit organizations, construction, petroleum jobbers, insurance, real estate, and agricultural related industries. In addition, Mr. Rippey owns and manages 500 acres of farm land near Fairfield, Iowa and is a principal in Graf & Company Building Partnership, LWR PC, and Highland Plaza, LLC. He has previously served as a director and officer on several different boards for private companies. The Company has determined that Mr. Rippey is qualified for service on the Board of Directors because of his extensive owning experience owning a CPA firm involved in multi-state tax issues. Mr Rippey serves as the Financial Expert on the Audit Committee.
Steven Powell, Director — Age 63 Mr. Powell is a Chartered Financial Consultant, Chartered Life Underwriter, and an accredited estate planner with forty years of practice in the financial services profession. He has been the president of Life Investors Financial Services, Inc. DBA Powell Financial Group since 1971. He is securities licensed through Transamerica Financial Advisors where he is an Investment Advisory Representative (IAR). Mr. Powell received his Master of Science in Financial Services from The American College in Bryn Mawr, Pennsylvania in 1996. The Company has determined that Mr. Powell is qualified for service on the Board of Directors because of his experience owning and operating an insurance and investment firm. These areas of expertise make him a valuable member of the Board.
Biographical Information About Non-Nominee Directors, Officers and Significant Employees
We currently have four (4) Non-Nominee Directors, because their terms do not expire at the 2011 Annual Meeting.
Michael J. Bohannan, Chairman and President — Age 50 Mr. Bohannan currently serves on the Board of Directors of Iowa Renewable Energy. Since 2001, Mr. Bohannan has been employed as the operations manager for Kinder Morgan. As the operations manager, he is responsible for overseeing the operation of approximately 300 miles of natural gas pipeline, five compressor stations and two natural gas storage fields. Prior to that, he was service engineer for Kinder Morgan for four years, where he was responsible for technical support of the pipeline, compressor station and natural gas storage operations in Iowa and Illinois. Mr. Bohannan has served as a Director, President of the Company and the Chairman of the Board since the Company’s inception. The Company has determined that Mr. Bohannan is qualified for service on the Board of Directors because of his extensive experience in the natural gas storage and transportation industry. Mr Bohannan is also an engineer by education.
Mark A. Cobb, Vice President — Age 51 Mr. Cobb currently serves on the Board of Directors of Iowa Renewable Energy. Since 1980, Mr. Cobb has served as the President of Cobb Oil Co., Inc., a petroleum jobber located in Brighton, Iowa that has annual revenues of approximately $50 million. Mr. Cobb also serves on the Iowa Biodiesel Board, the board of the Petroleum Marketers and Convenience Stores of Iowa, and as the President of PMCI, Inc (which is the for-profit entity related to the Petroleum Marketers and Convenience Stores of Iowa that manages RIN Alliance, which is currently the largest marketer of RINs). Mr. Cobb has served as a Director and the Vice-Chairman since the Company’s inception. The Company has determined that Mr. Cobb is qualified for service on the Board of Directors because of his experience owning and operating a fuel distribution company where he purchases biodiesel and blends as part of his operation. Mr Cobb’s experience brings to the board the user and seller side of the business.
Richard Gallagher, Secretary — Age 66 Mr. Gallagher currently serves on the Board of Directors of Iowa Renewable Energy and is the Company’s Secretary. Mr. Gallagher owns and operates an 800 acre grain farm near Washington, Iowa. He has operated this farm since 1974. Mr. Gallagher currently serves on the boards of the Iowa Corn Promotion Board and the Iowa Renewable Fuels Association. Mr. Gallagher has served as a Director and the Secretary since the Company’s inception. The Company has determined that Mr. Gallagher is qualified for service on the Board of Directors because of his experience owning and operating a large a farming operation along with his extensive experience with the National Biodiesel Board and the Iowa Renewable Fuels Association where he has served in many capacities and officer positions. Mr Gallagher is also extensively involved in international farming.
J. William Pim, Plant Manager / Chief Financial Officer / Chief Operations Officer — Age 56
Mr. Pim served on the Board of Directors of Iowa Renewable Energy until he was appointed our Plant Manager / Chief Financial Officer / Chief Operations Officer and a replacement Director was found to fill his board seat. Mr. Pim is a CPA with 25 years of public and private accounting experience. Seventeen years of his experience has been as a controller-chief financial officer for manufacturing companies. Mr. Pim’s experience includes seven years of preparation and filing of SEC reports and related information. From September 2007 to July 2010, he was the Director of Finance and Budgets for the Iowa Foundation for Medical Care. From October 2004 through August 2007, Mr. Pim was employed as an accountant with Heartland Express, Inc. From October 2002 to April 2004, he was employed with Plastag Holdings, LLC where his duties included preparation of monthly and annual financial statements, cash management and general accounting management. Mr. Pim has served as a Director since the Company’s inception. Mr. Pim has previously intermittently served as Treasurer and Chief Financial Officer of the Company.

Glen Hansel, Operations Manager
Glen Hansel, who previously served as the Company’s Operations Manager, as provided by and employed by Renewable Energy Group, Inc. (REG) pursuant to the now expired management and operational services agreement between REG and IRE, was appointed the Operations Manager of IRE and is now an IRE employee. Prior to his employment with REG, Mr. Hansel was the Operations Manager of BFC Gas & Electric in Cedar Rapids, Iowa for 10 years.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
No person or entity, including our officers and Directors, currently beneficially owns more than 5% of our membership units.
SECURITY OWNERSHIP OF MANAGEMENT
As of January 31 2010, members of our Board of Directors, executive officers and Director nominees own membership units as follows:

		Position with	Amount and Nature of
	Name and Address of	Iowa Renewable	Beneficial	Percent of
Title of Class	Beneficial Owner	Energy	Owner(1)	Class
Membership Units	Michael J. Bohannan	Director, Chairman and President	200 units(2)	0.76%
	2726 Trio Court
	Washington, IA 52353
Membership Units	Mark A. Cobb	Director & Vice-Chairman	300 units(3)	1.14%
	208 W. Fountain
	Brighton, IA 52540
Membership Units	Richard Gallagher	Director & Secretary	200 units	0.76%
	2672 260th St.
	Washington, IA 52353
Membership Units	J. William Pim	Plant Manager / Chief Financial	100 units(4)	0.38%
	750 S. 14th Ave.	Officer / Chief Operations Officer
	Washington, IA 52353
Membership Units	Larry Rippey	Director	25 units	0.09%
	902 E. Fillmore Avenue
	Fairfield, IA 52556
Membership Units	John Heisdorffer	Director	200 units(5)	0.76%
	23336 320th Ave.
	Keota, IA 52248
Membership Units	Edwin J. Hershberger	Director	200 units	0.76%
	126 E. Ave., PO Box 1203
	Kalona, IA 52247
Membership Units	Steven Powell	Director	50 units	0.19%
	4210 E. 58th Street
	Davenport, IA 52807
	Totals:		1275 units	4.84%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes holding, voting and investment power with respect to the securities.

(2)	Includes units owned by Michael Bohannan jointly with his wife, Lisa K. Bohannan.

(3)	Includes units owned by Cobb Oil Co., Inc. and Mark A. Cobb, our Director, is a principal owner of that business.

(4)	Includes units owned by J. William Pim jointly with his wife, Nancy Pim.

(5)	Includes units owned by JRF, LLC and John Heisdorffer, our Director, is a principal owner of that business.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and Directors, the only late Section 16(a) filings for the fiscal year ended September 30, 2010, were the inadvertent late Section 16(a) filings related to Mr. Rippey and Mr. Powell being appointed directors (and Mr. Rippey purchasing units shortly after his appointment).
BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
The Board of Directors generally meets once per month. The Board of Directors held 12 regularly scheduled and no special meetings during the fiscal year ended September 30, 2010. All of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2010.
The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a Director via our website, fax, phone or in writing. The names of our Directors are listed on our website at www.iowarenewableenergy.com.
The Board of Directors does not have a policy with regard to Directors’ attendance at annual meetings. This is the fifth annual meeting of the Company and eight of our nine Directors at the time attended the 2010 annual meeting. Therefore, the Board of Directors feels an attendance policy is not necessary.
Director Independence
The board is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. All of our Directors, however, are independent, as defined by NASDAQ Rule 5605(a)(2), with the following exception:
•	Michael Bohannan, who is not considered independent under the NASDAQ definition due to his status as an executive officer of the Company.
The Company does not have its own definition for determining the independence of its Directors.
Board Leadership Structure and Role in Risk Oversight
Michael Bohannan serves as both our principal executive officer and chairman of the Board of the Directors. IRE does not have a lead independent director. In 2007 the Members of IRE voted to approve an amendment to approve both of these roles being filled by one person. IRE has determined this leadership structure is appropriate given its limited resources, operations, and lack of qualified management candidates in the area. In addition, the Board is actively involved in overseeing all material risks that face the Company. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its various committees.
Audit Committee
The Board of Directors created an audit committee in January 2007, which operates under a charter adopted by the Board of Directors in February 2007, amended in April 2008, and amended and restated on October 20, 2009 (the “Charter”). Under the Charter, the audit committee must have at least three members. On October 20, 2009 the Board of Directors removed Warren Bush from the audit committee and appointed J. William Pim to the audit committee. On July 15, 2010, the Board of Directors appointed J. William Pim as Plant Manager / Chief Financial Officer / Chief Operations Officer of the Company. Therefore, Mr. Pim resigned from his audit committee position, and the Board appointed Larry Rippey to take his place on the audit committee. Mark Cobb and Ed Hershberger continue to serve on the audit committee. The audit committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our audit committee members are independent within the definition of independence provided by NASDAQ Rules 5605(a)(2). Rule 5605(c)(2), however, imposes more stringent standards on audit committee members and provides that the audit committee must be composed of at least three members who are independent under Rule 5605(a)(2), meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, have not participated in the preparation of the Company’s financial statements at any time during the past three years, and are able to read and understand fundamental financial statements. Additionally, at least one member must have past employment experiences in finance or accounting, requisite professional certification in accounting, or comparable experience or background. Our audit committee is composed of three members, all of which are independent under Rule 5606(a)(2). Mr. Rippey has employment experience in finance or accounting as required by Rule 5606(c)(2). The Board of Directors has determined that Mr. Rippey is qualified to serve as our financial expert on our audit committee.

During the fiscal year ended September 30, 2010, the audit committee held six meetings. All of the audit committee members attended at least 75% of the audit committee meetings held during the fiscal year ending September 30, 2010.
The Charter is not available on our website, however, a current copy of our audit committee charter is included as Appendix 2 to the proxy statement for our 2010 Annual Meeting which can be found on the SEC’s website, www.sec.gov.
Audit Committee Report
The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates by reference in any such document.
The audit committee (the Committee) reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. Generally Accepted Accounting Principles. The Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 30, 2010. The committee has discussed with McGladrey & Pullen, LLP, its independent registered accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence. The Committee has considered whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Annual Report on Form 10-K are compatible with maintaining McGladrey & Pullen, LLP’s independence.
Based on the reviews and discussions referred to above, the Committee determined that the audited financial statements referred to above be included in the Form 10-K accompanying this proxy statement for the fiscal year ended September 30, 2010.
Audit Committee
Mark Cobb
Ed Hershberger
Larry Rippey

Independent Registered Public Accounting Firm
The audit committee selected McGladrey & Pullen, LLP as the Company’s independent registered public accountants for the fiscal year October 1, 2009 to September 30, 2010. A representative of McGladrey & Pullen, LLP is expected to be present at the 2011 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
Audit Fees
The aggregate fees billed by the principal independent registered public accountants (McGladrey & Pullen, LLP and its affiliate RSM McGladrey, Inc.) to the Company for the fiscal years ended September 30, 2009 and September 30, 2010 are as follows:

Category	Year	Fees
Audit Fees (1)	2010	$71,700
	2009	$69,681
Audit-Related Fees	2010	$4,769
	2009	$4,700
Tax Fees	2010	$20,798
	2009	$10,016
All Other Fees	2010	$0
	2009	$0

(1)	Audit fees include review of regulatory filings and quarterly financial statements and research and consultation related to financial statements and to such filings.
Prior to engagement of our independent registered public accounting firm to perform audit services for the Company, such firm was pre-approved by the audit committee.
One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.
Nominating Committee
The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee was formed until October 20, 2009 when the Board of Directors appointed Michael Bohannan, Mark Cobb and Richard Gallagher to serve on the nominating committee. The Board of Directors, acting as the nominating committee, met once during the fiscal year ended September 30, 2010. The major responsibilities of the nominating committee are to:
•	Identify individuals qualified to become members of the Board.

•	Select, or recommend to the Board, in the context of the current make-up of the Board, Director nominees to be presented for member approval at the annual meeting.

•	Select, or recommend to the Board, in the context of the current make-up of the Board, Director nominees to fill vacancies on the Board as necessary.

•
Make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process and develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board.

•
In identifying candidates for initial or continued membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a Director as a “financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Committee also may consider the extent to which the candidate would fill a present need on the Board.

•	Review the continued appropriateness of Board membership of Directors who retire or change from the positions they held when they came on the Board.

•	Review periodically and make recommendations to the Board regarding the status of emeritus Directors.

•	Nominate officers for election by the Board.

•	Oversee the evaluation of the Board and its committees, which may include developing and recommending a periodic self-evaluation process.

•	Oversee the evaluation of management.
Beginning on October 20, 2009, the nominating committee operates under the charter adopted by the Board of Directors on the same day. The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, with the exception of Michael Bohannan, who is an executive officer, each of our Directors are independent within the definition of independence provided by NASDAQ Rule 5605(a)(2).
Compensation Committee
The Board of Directors appointed Richard Gallagher, Denny Mauser, and Ed Hershberger to serve as members of the compensation committee of the Board of Directors. They were appointed to the committee in January 2008. On October 20, 2009, Denny Mauser was removed from the compensation committee and John Heisdorffer was appointed to the compensation committee. The compensation committee has direct responsibility with respect to the compensation of the Company’s chief executive officer and oversees the compensation of our other executive officers. The compensation committee has the overall responsibility for approving and evaluating our Director and executive compensation plans, policies and programs. The Board of Directors adopted a compensation committee charter on October 20, 2009, which sets forth these responsibilities. The compensation committee met one (1) time during the fiscal year ending September 30, 2010. All of the compensation committee members attended at least 75% of the compensation committee meetings held during the fiscal year ending September 30, 2010.
Compensation Committee Interlocks and Insider Participation
No member of the compensation committee is employed by or serving as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our compensation committee.
Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.
Richard Gallagher
Ed Hershberger
John Heisdorffer

MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS
Member Proposals
In order to be considered for inclusion in our 2012 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by November 17, 2011 (120 days prior to the 1-year anniversary of the date of the mailing of the notice of electronic availability of this proxy statement). The Company suggests that proposals for the 2012 annual meeting of the members be submitted by certified mail-return receipt requested.
Members who intend to present a proposal at the 2012 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 31, 2012 (45 days prior to the 1-year anniversary of the mailing of the notice of electronic availability of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by January 31, 2012, then the proxies appointed by the Company may vote on any such proposal in their discretion. In addition, if the Company has received notice of a member proposal intended to be submitted to the 2012 Annual Meeting by January 31, 2012, then the proxies appointed by the Company may vote on any such proposal in their discretion, but only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.
Director Nominations
Nominations for the election of Directors at the 2012 Annual Member Meeting may be made by any member entitled to vote generally in the election of Directors. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Iowa Renewable Energy at least 60 days, but no more than 90 days, prior to the annual meeting, which would be approximately February 7, 2012 to March 8, 2012 (assuming the same date is used for our 2012 annual member meeting that was used in 2011).
This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Iowa Renewable Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Iowa Renewable Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
During our fiscal year ended September 30, 2010, we engaged in the following related party transactions:
Cobb Oil Inc. (“Cobb Oil”) is an entity owned by Mark Cobb, who also serves as a Director on our Board. Beginning in May 2006, REG has sold biodiesel to Cobb Oil. Mr. Cobb did not participate in discussions related to contracts from Cobb Oil that REG proposed to be sourced from IRE. For the fiscal year ended September 30, 2010, Cobb Oil purchased approximately $574,000 of biodiesel from REG. The agreement between Cobb Oil and REG may have given Mr. Cobb an interest in transactions between REG and IRE, however; our agreement with REG terminated during our fiscal year ended September 30, 2010.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In June 2007 our Directors passed a resolution to compensate Directors for the services they provide in that capacity. The compensation arrangement provided each Director will receive $500 per month. Each member of the audit committee will receive an additional $250 per month and the Chairman will receive an additional $500 a month. Each Director will receive another $250 per month if at the end of the year Iowa Renewable Energy has a 15% return on investment for that year, and an additional $250 per month if Iowa Renewable Energy meets all financial agreements with the lenders and the Director attends at least nine out of 12 board meetings. In addition, Directors will be paid mileage at the standard IRS rate and be reimbursed for expenses related to their service as Director. Directors will also be paid $200 per day for meetings attended, other than board meetings, as a Director. This plan was effective as of July 2007.
Since the end of fiscal year ended September 30, 2009, we have amended our compensation plan. On October 20, 2009 the Board of Directors approved the following compensation plan:
•	Each member of the Executive Committee will receive $500 per month.
•	Each member of the Audit Committee will receive $250 per month for such service, which shall be in addition to the monthly payment for service on the Executive Committee.
•	The Chairman of the Board of Directors and President will receive $500 per month for such service, which shall be in addition to the monthly payment for service on the Executive Committee.
•
All members of the Executive Committee, Audit Committee, Compensation Committee, Nominating Committee, Hedge Committee and Benefits Committee will be paid mileage at the then current rate issued by the Internal Revenue Service and be reimbursed for other expenses (including meals, hotel and other travel related expenses) for activities approved by such committee.

•
The provision of the 2007 Director’s Compensation Plan that each Director will receive another $250 per month if at the end of the year the Company has a 15% return on investment for that year, and an additional $250 per month if the Company meets all financial agreements with the lenders and the Director attends at least nine out of 12 board meetings is hereby rescinded, and because of the Company’s financial circumstances, no proration of such compensation through October 20, 2009 shall be paid.

•	No other compensation, benefit, meeting fee, incentive, bonus or expense reimbursement will be paid to any officer or any Director for meetings of the Board of Directors or any committees thereof.
•	Compensation to the CFO, which is not a Director and does not have a written compensation plan or employment agreement, will remain unchanged.
On December 22, 2009, the Board of Directors passed a resolution to waive the meeting attendance incentive payment that is available under the compensation plan. Any compensation received by a Director after this time was related to compensation for committee service.
Summary Compensation Table
Michael Bohannan is currently serving as our Chairman and President and is our Primary Executive Officer for purposes of Item 402 of Regulation S-K, which relates to executive compensation, under the Securities Act of 1933.
J. William Pim is currently serving as our CFO (and as our Plant Manager and Chief Operations Officer) and is our Primary Financial Officer for purposes of Item 402 of Regulation S-K, which relates to executive compensation, under the Securities Act of 1933.

Below is a table summarizing the compensation that has been provided to our Chairman and President, Michael Bohannan, as of our fiscal years ended on September 30, 2010 and 2009.

		FEES EARNED OR
NAME & PRINCIPAL POSITION	YEAR	PAID IN CASH	TOTAL
Michael Bohannan, Chairman and President	Fiscal Year Ending
	September 30, 2010	$12,000	$12,000
	Fiscal Year Ending
	September 30, 2009	$12,000	$12,000
J. William Pim, CFO / Plant Manager / Chief Operations Officer	Fiscal Year Ending
	September 30, 2010	$27,423	$27,423
Todd Willson, CFO — Previous CFO	Fiscal Year Ending
	September 30, 2010	$57,692	$57,692
	Fiscal Year Ending
	September 30, 2009	$74,655	$74,655
All of Mr. Bohannan’s compensation was paid pursuant to the Company’s Director compensation plan in effect at the time. All of Mr. Willson’s compensation was paid pursuant to the Company’s verbal employment agreement with Mr. Willson. Mr. Willson is no longer an employee of IRE. All of Mr. Pim’s compensation is paid pursuant to the Company’s verbal agreement with Mr. Pim.
Below is a table summarizing the compensation that has been paid by the Company to the Directors, other than Michael Bohannan, as of our fiscal year end on September 30, 2010.

	FEES EARNED OR
DIRECTOR	PAID IN CASH	TOTAL
Mark A. Cobb	$9,000	$9,000
Richard Gallagher	$6,000	$6,000
J. William Pim	$6,000	$6,000
Edwin J. Hershberger	$9,000	$9,000
Larry Rippey	$3,000	$3,000
Steven Powell	$0	$0
John Heisdorffer	$6,000	$6,000
Dennis Mauser	$500	$500
Warren Bush	$500	$500
Bill Horan	$500	$500
ANNUAL REPORT AND FINANCIAL STATEMENTS
The Company’s Annual Report to security holders, including financial statements and the notes thereto, for the fiscal year ended September 30, 2010 accompanies this Proxy Statement.
The Company’s Annual Report on Form 10-K is available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

IOWA RENEWABLE ENERGY, LLC
2011 Annual Meeting of Members – Saturday, May 7, 2011
For Members as of January 31, 2011
Proxy Solicited on Behalf of the Board of Directors

Member Name

Please Print Clearly
Telephone Number

Address:

Units Owned on January 31, 2011

PROPOSAL ONE: ELECTION OF TWO GROUP I DIRECTORS
Please vote on each of the following directors:

	For	Against	Abstain
John Heisdorffer------------------------------------------------------>>>	☐	☐	☐
Edwin Hershberger--------------------------------------------------->>>	☐	☐	☐
PROPOSAL TWO: APPROVAL OF APPOINTED DIRECTOR
Please check the appropriate box:

	For	Against	Abstain
Member confirmation that Larry Rippey complete
vacant director term through the 2012 Annual
Meeting---------------------------------------------------------------->>>	☐	☐	☐
PROPOSAL THREE: APPROVAL OF APPOINTED DIRECTOR
Please check the appropriate box:

	For	Against	Abstain
Member confirmation that Steven Powell complete
vacant director term through the 2013
Annual Meeting------------------------------------------------------>>>	☐	☐	☐
By signing this proxy card, you appoint Michael Bohannan and Mark Cobb, jointly and severally, each with full power of substitution, as proxies to represent you at the 2011 Annual Meeting of the Members to be held on Saturday, May 7, 2011 at the Knights of Columbus Hall, 606 W. 3rd Street, Washington, Iowa and at any adjournment thereof, on any matters coming before the meeting.
The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company before 5:00 p.m. on May 6, 2011. This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you submit this card, but do not specify a choice on any one of more of the above proposals, the proxies will vote your units as “FOR” any proposal in which you did not specify a choice.
You may revoke your proxy by:
•	Voting in person at the 2011 Annual Meeting;
•
Giving personal or written notice of the revocation, which is received by Michael Bohannan, Chairman of the Company’s Board of Directors, at the Company’s offices at 1701 East 7th Street, P.O. Box 2, Washington, Iowa 52353 by 5:00 p.m. on May 6, 2011; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Richard Gallagher, at the commencement of the 2011 Annual Meeting.

Signature:	Signature:
Date:	Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.